UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2006

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware 1-12333 86-0385884
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA 92130 (Address of Principal Executive Offices) (Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On February 24, 2006, Iomega Corporation (“Iomega”) entered into an agreement with Jonathan S. Huberman, currently a director of Iomega Corporation, to become Vice Chairman and Chief Executive Officer of Iomega. This agreement reflects decisions of Iomega’s Board, made on Wednesday, February 22, 2006. The basic terms of the agreement provide that Mr. Huberman will receive an annual base salary of $500,000 for 2006 and 2007. In addition, Mr. Huberman will receive a guaranteed bonus for 2006 equal to 100 percent of his base salary. He is also being granted an option to purchase 400,000 shares of Iomega common stock at an exercise price equal to the closing price on the day preceding the grant. In the event Mr. Huberman’s employment is terminated without cause, he will be entitled to a severance payment of 100 percent of his then base salary, his target bonus for the year in which the employment termination occurs (prorated for the portion of the year he actually worked), and continuation of his benefits for a period of twelve months (subject to mitigation if he obtains other employment within less than 12 months).

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 24, 2006, Iomega entered into an agreement naming Jonathan S. Huberman, currently a director of Iomega Corporation, to become Vice Chairman and President of Iomega. Prior to accepting this position, Mr. Huberman (40 years old), was a Managing Director at aAd Capital Management, a hedge fund focused on investing in small to mid-sized public companies. From 1997 through September 2004, Mr. Huberman was a General Partner with Idanta Partners, a private venture capital partnership that he joined in 1995. During that time, he made private and public investments in many sectors including a variety of hardware, software and services companies across the information technology value chain. In addition, while at Idanta, Mr. Huberman served as CEO of two of Idanta’s portfolio companies and was on numerous boards of directors.

A native of Washington, D.C., Mr. Huberman graduated with a BA in Computer Science from Princeton University, and received an MBA from The Wharton School at the University of Pennsylvania.

The discussion under Item 1.01 of this Current Report on Form 8-K is incorporated under this Item 5.02 as if set forth herein.

Simultaneous with Iomega’s entry into this Employment Agreement, Stephen N. David ceased to serve as Interim President and Chief Executive Officer of Iomega; Mr. David continues to serve as Chairman of the Board.

On February 23, 2006, the Board of Directors asked Thomas D. Kampfer to become President and Chief Operating Officer of Iomega, and Mr. Kampfer agreed; detailed terms for an amended employment agreement are being negotiated; Mr. Kampfer’s previous March 2006 departure date was withdrawn. Mr. Kampfer is scheduled to continue to serve as Interim Chief Financial Officer until his successor is named.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2006

IOMEGA CORPORATION
(Registrant)

By: /s/ Thomas D. Kampfer
Thomas D. Kampfer
President, Chief Operating Officer and Interim
Chief Financial Officer

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